Exhibit 10(q)

                                  LUBY'S, INC.

                         RESOLUTIONS OF BOARD OF DIRECTORS

                                  May 21, 1999

                                      SERP

WHEREAS, the Company currently maintains the Luby's Cafeterias, Inc. Supplemental Executive Retirement Plan (the "SERP") for certain of its key executives; and

WHEREAS, the Company is establishing a Luby's, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") for the benefit of all of its highly compensated employees (some of which are covered as Participants under the SERP); and

WHEREAS, under the Deferred Compensation Plan eligible highly compensated employees will be electing to defer the receipt of compensation they otherwise would be entitled to receive for services performed for the Company; and

WHEREAS, such deferral of compensation would serve to reduce benefits Participants in the SERP would otherwise be entitled to receive; and

WHEREAS, the Company desires that SERP benefits payable to highly compensated employees deferring compensation under the Deferred Compensation Plan should not be reduced;

NOW, THEREFORE, BE IT RESOLVED: The Board of Directors of the Company authorizes and directs the appropriate officers of the Company to amend the SERP by amending the definition of "Accrued Benefit" contained in Section 1.1 of the SERP by inserting the following sentence at the end thereof:

       Notwithstanding the preceding provisions of this Section 1.1 to the contrary, the offset described above for the Annualized Value of any Deferred Compensation Agreement shall not include any offset for benefits accrued under the Luby's, Inc. Deferred Compensation Plan established effective June 1, 1999, as it may be amended from time to time.



                                                             Exhibit 10(cc)

                                 LUBY'S, INC.

                          DEFERRED COMPENSATION PLAN

                                                                  Section
                                 LUBY'S, INC.
                          DEFERRED COMPENSATION PLAN

                              TABLE OF CONTENTS

ARTICLE I -- DEFINITIONS

Account                                                               1.1
Affiliate                                                             1.2
Beneficiary                                                           1.3
Board of Directors                                                    1.4
Bonus                                                                 1.5
Change of Control                                                     1.6
Code                                                                  1.7
Committee                                                             1.8
Company                                                               1.9
Compensation                                                         1.10
Deferred Compensation Ledger                                         1.11
Disability                                                           1.12
Elective Deferral                                                    1.13
Elective Deferral Agreement                                          1.14
Employer                                                             1.15
401(k) Plan                                                          1.16
Fund                                                                 1.17
Highly Compensated Employee                                          1.18
Participant                                                          1.19
Plan                                                                 1.20
Plan Year                                                            1.21
Retirement                                                           1.22
Trust                                                                1.23
Trustee                                                              1.24



                          ARTICLE II - ELIGIBILITY

                           ARTICLE III - DEFERRAL

Deferral Election                                                    3.1
Deferral Amount                                                      3.2


ARTICLE IV - ACCOUNT

Establishing a Participant's Account                                 4.1
Credit of the Participant's Deferral                                 4.2
Gauge for Determining Benefits                                       4.3


ARTICLE V - VESTING

ARTICLE VI - DISTRIBUTIONS

Death/Beneficiary Designation                                        6.1
Disability                                                           6.2
Retirement                                                           6.3
Termination Prior to Death, Disability or Retirement                 6.4
Hardship Withdrawals                                                 6.5
Payment on Specified Event                                           6.6
Responsibility for Distributions and Withholding of Taxes            6.7

ARTICLE VII - ADMINISTRATION

Committee Appointment                                                7.1
Committee Organization and Voting                                    7.2
Powers of the Committee                                              7.3
Committee Discretion                                                 7.4
Annual Statements                                                    7.5
Reimbursement of Expenses                                            7.6


ARTICLE VIII - AMENDMENT AND/OR TERMINATION AND CHANGE OF CONTROL

Amendment or Termination of the Plan                                 8.1
No Retroactive Effect on Account                                     8.2
Effect of Change of Control                                          8.3
Effect of Termination                                                8.4

ARTICLE IX - FUNDING

Payments Under This Agreement are the Obligation
  of the Company                                                     9.1
Agreement May Be Funded Through Rabbi Trust                          9.2
Participants Must Rely Only on General
  Credit of the Company                                              9.3


ARTICLE X - MISCELLANEOUS

Limitation of Rights                                                10.1
Distributions to Incompetents or Minors                             10.2
Nonalienation of Benefits                                           10.3
Reliance Upon Information                                           10.4
Severability                                                        10.5
Notice                                                              10.6
Gender and Number                                                   10.7
Governing Law                                                       10.8
Effective Date                                                      10.9

                                 LUBY'S, INC.

                          DEFERRED COMPENSATION PLAN

     WHEREAS, Luby's, Inc. (the "Company") desires to establish a deferred compensation plan for all of its highly compensated employees (as that term is defined in Section 4.14(q) of the Internal Revenue Code) (the "Participants"), all of whom constitute a select group of management or highly compensated employees of the Company for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA");

     NOW, THEREFORE, the Company adopts the Deferred Compensation Plan as set forth in the following Luby's, Inc. Deferred Compensation Plan as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.1 Account. "Account" means a Participant's Account in the Deferred Compensation Ledger maintained by the Committee which reflects the benefits a Participant is entitled to under this Plan as a result of his deferral of Compensation under the Plan.

     1.2 Affiliate. "Affiliate" means any subsidiary corporation of the Company. The term "subsidiary corporation" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.3 Beneficiary. "Beneficiary" means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant.

     1.4 Board of Directors. "Board of Directors" means the Board of Directors of Luby's, Inc., or any committee designated by the Board of Directors to assume its duties or responsibilities with respect to the Plan.

     1.5 Bonus. "Bonus" means the annual bonus, if any, paid to certain Participants from year to year at the discretion of the Board of Directors. The term "Bonus" shall not include any regular and recurring monthly bonuses paid to certain Participants.

     1.6 Change of Control. "Change of Control" mean the occurrence of any of the events described in subsections (a) through (d) below:

          (a) Either (A) receipt by the Company of a report on Schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") disclosing that any person (as such term is used in Section 13(d) of the 1934 Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of the Company, or (B) actual knowledge by the Board of Directors of facts on the basis of which any person is required to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in
     Section 13(d) of the 1934 Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of Luby's, Inc.

          (b) Purchase by any Person other than the Company or a wholly-owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-e under the 1934 Act), directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock).

          (c) Approval by the shareholders of the Company of a transaction described in any of the following paragraphs:

               (i) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger own at least a majority of the combined voting power of the outstanding stock of the surviving corporation immediately after the consolidation or merger (or at least a majority of the combined voting power of the outstanding stock of a corporation which owns directly or indirectly all of the voting stock of the surviving corporation).

               (ii) Any consolidation or merger in which the Company is the continuing or surviving corporation but in which the shareholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the combined voting power of the outstanding stock of the continuing or surviving corporation (except where such holders of stock hold at least a majority of the combined voting power of the outstanding stock of the corporation which owns directly or indirectly all of the voting stock of the Company).

               (iii) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (except such a transfer to a corporation which is wholly owned, directly or indirectly, by the Company), or any complete liquidation of the Company.

               (iv) Any merger or consolidation of the Company where, after the merger or consolidation, one Person owns 100% of the shares of stock of the Company (except where the holders of the Company voting stock immediately prior to such merger or consolidation own at least a majority of the combined voting power of the outstanding stock of such Person immediately after such merger or consolidation).

         (d) A change in the majority of the members of the Board of Directors within a 24-month period unless the election or nomination for election by the Company shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

     A Change In Control occurs on the date that an event described in subsection (a), (b), or (d) occurs. In the case of a transaction described in subsection (c) which is subject to approval by the shareholders, the Change In Control occurs on the date the transaction is complete.

     1.7 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.8 Committee. "Committee" means the persons who are from time to time designated by the Board of Directors to serve as the Committee administering the Plan. These persons shall constitute the members of the Committee administering this Plan.

     1.9  Company.  "Company" means Luby's, Inc., the sponsor of the Plan.

     1.10 Compensation. "Compensation" means the same as the definition of compensation used under the 401(k) Plan for purposes of determining actual deferral percentages under the 401(k) Plan; provided, however, that Bonuses shall not be included as Compensation and Compensation shall be determined without regard to the limitations imposed under the 401(k) Plan on maximum recognizable compensation that may be taken into account thereunder.

     1.11 Deferred Compensation Ledger. "Deferred Compensation Ledger" means the ledger maintained by the Committee for each Participant which reflects the amount of Compensation and/or Bonus deferred by the Participant under this Plan pursuant to his Elective Deferral Agreement and the amount of earnings credited to his Account.

     1.12 Disability. "Disability" means a physical or mental condition that meets the eligibility requirements for the receipt of disability income under the Company's long term disability benefit plan then in effect; provided, however, that should the Company not maintain a long term disability benefit plan, then, Disability shall mean that determined under the federal Social Security Act.

     1.13 Elective Deferral. "Elective Deferral" means the amount of Compensation and/or Bonus the Participant elects to defer under the terms of this Plan.

     1.14 Elective Deferral Agreement. "Elective Deferral Agreement" means the agreement entered into by the Participant from time to time setting forth his Elective Deferrals under the Plan.

     1.15 Employer. "Employer" means the Company or any Affiliate which adopts this Plan.

     1.16 401(k) Plan. "401(k) Plan" means the Luby's Savings and Investment Plan, incorporating 401(k) features, as it may be amended from time to time.

     1.17 Fund. "Fund" means the investment fund or funds, or portfolio or portfolios selected by the Committee and attached to and incorporated in this Plan, which shall be used to measure the benefits to be provided by this Plan.

     1.18 Highly Compensated Employee. "Highly Compensated Employee" means all employees of the Employer constituting highly compensated employees of the Employer as defined in Section 414(q) of the Code as determined under the 401(k) Plan from time to time. Provided, however, with respect to a newly-hired employee of an Employer who would constitute a Highly Compensated Employee of the Employer but for his employment during the preceding Plan Year, such an employee shall be considered a Highly Compensated Employee for purposes of determining his or her eligibility to participate under the Plan.

     1.19 Participant. "Participant" means all Highly Compensated Employees of the Employer, all of whom constitute a member of a select group of management or other highly compensated employees of the Employer.

     1.20 Plan. "Plan" means Luby's, Inc. Deferred Compensation Plan set forth in this document, as amended from time to time.

     1.21  Plan Year.  "Plan Year" means the calendar year.

     1.22 Retirement. "Retirement" means the retirement of a Participant from the Employer, in accordance with the Employer's then prevailing retirement policies.

     1.23 Trust. "Trust" means any grantor's trust established by the Company and the Trustee, if any, pursuant to Revenue Procedure 92-64, which would intend to constitute a model "rabbi trust" for the purpose of establishing a funding vehicle for the payment of benefits under the Plan.

     1.24 Trustee. "Trustee" means any trustee that may be appointed by the Company from time to time under the Trust.


                                  ARTICLE II

                                 ELIGIBILITY

     All Highly Compensated Employees of any Employer are eligible to participate in this Plan in any Plan Year in which such person is a Highly Compensated Employee. The Committee shall notify all Highly Compensated Employees of their eligibility to participate in the Plan. In order to commence participation in the Plan, such an eligible Participant shall execute an Elective Deferral Agreement (which may or may not provide for Elective Deferrals by the Participant) in a form satisfactory to the Committee, together with any other documents as may be required from time to time by the Committee.


                                ARTICLE III

                                 DEFERRAL

     3.1 Deferral Election. A Participant may elect within 30 days after notification of being eligible to participate in the Plan, or not less than 30 days prior to the beginning of any future Plan Year by properly completing an Elective Deferral Agreement what, if any, percentage of his Compensation and/or Bonus earned during the ensuing Plan Year is to be deferred under this Plan. Once an election has been made under the Elective Deferral Agreement as to the percentage of Compensation and/or Bonus to be deferred, it becomes irrevocable for that Plan Year. The election to participate in the Plan for a given Plan Year will be effective only upon receipt by the Committee of the Participant's Elective Deferral Agreement on such form and at such time as will be determined by the Committee from time to time. If the Committee fails to receive a Participant's Elective Deferral Agreement prior to the beginning of a Plan Year, that Participant will be deemed to have elected to continue in effect his current election to defer (or not defer) any part of his Compensation and/or Bonus for that Plan Year, as well as subsequent Plan Years, until he has revoked or modified his election.

     3.2 Deferral Amount. A Participant may elect to defer a percentage of his Compensation for the ensuing Plan Year under this Plan in such percentage of his Compensation as the Committee may announce prior to the commencement of the Plan Year. Notwithstanding the preceding provision of this Section 3.2, with respect to an eligible Participant who has not met the eligibility conditions to participate in the 401(k) Plan, such a Participant shall be entitled to elect to defer an additional amount or percentage of his or her Compensation as the Committee may announce prior to the commencement of the Plan Year; provided, however, at such point in time that the eligible Participant becomes eligible to participate in the 401(k) Plan, he or she shall only be entitled to elect to defer a percentage of his or her Compensation for the remainder of the Plan Year as is made available to all other Plan Participants. Finally, a Participant may also elect to defer all or a percentage of his or her Bonus, if any, to be paid during the ensuing Plan Year. The amount of any Bonus to be deferred may be any amount or percentage elected by the Participant prior to the commencement of the Plan Year during which the Bonus is to be earned.


                                ARTICLE IV

                                 ACCOUNT

     4.1 Establishing a Participant's Account. The Committee will establish an Account for each Participant in a special Deferred Compensation Ledger which will be maintained by the Company. The Account will reflect the amount of the Company's obligation to the Participant at any given time.

     4.2 Credit of the Participant's Deferral. The Committee will credit the amount of a Participant's deferral to the Participant's Account in the Deferred Compensation Ledger as it would have been paid during the Plan Year but for the deferral which was elected.

     4.3 Gauge for Determining Benefits. The Compensation and/or Bonus deferred pursuant to the Elective Deferral Agreement, if any, when allocated to the Account of the Participant, shall be treated as if it were invested in the Fund as of the date of allocation. The amounts entered in the Account shall then begin accruing gains and losses and income at the rate set forth under the Fund as if those amounts were actually invested in the Fund, and shall continue to accrue such gains and losses and income at the rate set forth under the Fund until the valuation date established by the Committee that precedes the date such amounts are distributed from the Account to the Participant pursuant to
Article VI of the Plan.


                                   ARTICLE V

                                    VESTING

     All deferrals of Compensation and/or Bonus, pursuant to the Elective Deferral Agreement will be 100% vested at all times. The gains, losses and earnings allocated on those deferrals will be 100% vested.


                                  ARTICLE VI

                                DISTRIBUTIONS

     6.1 Death/Beneficiary Designation. Upon the death of a Participant, the Participant's Beneficiary or Beneficiaries will receive the balance then credited to the Participant's Account in the Deferred Compensation Ledger in the form of a lump sum distribution. The payment will be made or commence to be paid within 90 days after the Participant's death.

     Each Participant, at the time of entering into his initial Elective Deferral Agreement, must file with the Committee a designation of one or more Beneficiaries to whom distributions otherwise due the Participant will be made in the event of his death prior to the complete distribution of the amount credited to his Account in the Deferred Compensation Ledger. The designation will be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee. If there is no valid designation of Beneficiary on file with the Committee at the time of the Participant's death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or otherwise ceased to exist, the Beneficiary will be the Participant's spouse, if the spouse survives the Participant, or otherwise the Participant's estate. A Beneficiary must survive the Participant by 60 days in order to be considered to be living on the date of the Participant's death. If any Beneficiary survives the Participant but dies or otherwise ceases to exist before receiving all amounts due the Beneficiary from the Participant's Account, the balance of the amount which would have been paid to that Beneficiary will, unless the Participant's designation provides otherwise, be distributed to the individual deceased Beneficiary's estate or to the Participant's estate in the case of a Beneficiary which is not an individual. Any Beneficiary designation which designates any person or entity other than the Participant's spouse must be consented to in writing in a form acceptable to the Committee in order to be effective.

     6.2 Disability. Upon the Disability of the Participant, the Participant shall receive or commence to receive the value of the amounts credited to his Account as soon as administratively practicable following determination of said Participant's Disability, in the form of a lump sum distribution if the balance then credited to the Participant's Account does not exceed $50,000. In the event the balance then credited to the Participant's Account is in excess of $50,000 but less than $200,000, then the amount shall be distributed in the form of five annual installments. If the balance then credited to the Participant's Account exceeds $200,000, then it shall be distributed in ten annual installments. Any such Accounts distributed in installment payments shall continue to accrue earning to the Account as set forth in section 4.3 of the Plan until such Account has been fully distributed.

     6.3 Retirement. Upon the Retirement of the Participant, the Participant shall receive or commence to receive the value of the amounts credited to his Account as soon as administratively practicable following said Participant's Retirement, in the manner set forth in Section 6.2 as if the Participant had become Disabled; provided, however, that a Participant may, upon giving at least one year's notice prior to his or her actual Retirement, elect to receive a distribution exceeding $200,000 in five annual installments or, in the alternative, a distribution exceeding $50,000 but less than $200,000 in ten annual installments if said election is provided to the Committee at least one year prior to the Participant's Retirement.

     6.4 Termination Prior to Death, Disability or Retirement. Upon the Participant's termination from the employ of the Employer, prior to death, Disability or Retirement, the Participant shall receive the value of the amounts credited his Account as soon as administratively practicable following said Participant's termination in the manner set forth in Section 6.1 as if the Participant had died.

     6.5 Hardship Withdrawals. Any Participant may request a hardship withdrawal. No hardship withdrawal can exceed the lesser of the amount credited to the Participant's Account or the amount reasonably needed to satisfy the emergency need taking into account all other resources reasonably available to meet this Participant's emergency need. Whether a hardship exists and the amount reasonably needed to satisfy the emergency need (taking into account the Participant's other means) will be determined by the Committee based upon the evidence presented by the Participant and the rules established in this Section; but shall include but not be limited to unforeseeable emergencies arising from unexpected illness or accident involving the Participant or his dependents, loss of property due to casualty or other extraordinary circumstances such as impending bankruptcy, a long and serious illness of the Participant or his dependents. If a hardship withdrawal is approved by the Committee it will be paid within 10 days of the Committee's determination. The circumstances that will constitute a hardship will depend upon the facts of each case. It is the intent of the Company that this section 6.5 be interpreted in a manner consistent with Internal Revenue Service Revenue Procedure 92-65 as it may be amended or superceded from time to time.

     6.6 Payment on Specified Event. The Participant shall have the right to make one election at his or her commencement of participation in the Plan to receive in one lump-sum that portion or those portions of his Account on a specific date specified by the Participant in his Elective Deferral Agreement (or any other agreement provided by the Committee for this purpose) or the balance of his Account, if less, so long as the date specified is at least five
(5) years after the date of the election. In addition to the Participant's right to make an election at his or her commencement of participation, the Participant shall also have the right to request a lump sum distribution of all or a portion of his Account on any future date specified by the Participant. However, in the event of such a subsequent distribution, the Participant must either (i) suffer a 10% forfeiture of the amount that would otherwise be distributed or
(ii) refrain from future participation in the Plan for a period of at least five years from the date of the distribution. The same forfeiture or hold out requirement shall apply in the event the Participant elects to modify or revoke his or her election made at commencement of participation in the Plan but prior to distribution pursuant to that initial election. Any amounts distributed under his Elective Deferral Agreement pursuant to this Section 6.6 shall immediately reduce the Participant's Account for purposes of any further income accrual and for distributions on or after that date.

     6.7 Responsibility for Distributions and Withholding of Taxes. The Committee will furnish information to the Company concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause the Trust (if one is established) to make the distribution required. The Committee will also calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state or local government and will cause them to be withheld.

                                  ARTICLE VII

                                ADMINISTRATION

     7.1 Committee Appointment. The Committee will be comprised of those persons designated from time to time by its Board of Directors. The Board of Directors will have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.

     7.2 Committee Organization and Voting. The Board of Directors will select from among the members of the Committee a chairman who will preside at all of its meetings and who will likewise select a secretary without regard to whether that person is a member of the Committee. The secretary will keep all records, documents and data pertaining to the Committee's supervision and administration of the Plan. A majority of the members of the Committee will constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting will decide any question brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant will not vote or act on any matter relating solely to himself.

     7.3 Powers of the Committee. The Committee will have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and will have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

          (a) to determine the amount or percentage of Compensation that Participants may elect to defer in a given Plan Year;

          (b)  to make rules and regulations for the administration of the Plan;

          (c) to construe all terms, provisions, conditions and limitations of the Plan;

          (d)  to determine whether a Change of Control has occurred;

          (e) to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect for the greatest benefit of all parties at interest;

          (f)  to designate the persons eligible to become Participants;

          (g) to determine all controversies relating to the administration of the Plan, including but not limited to:

               (1) differences of opinion arising between the Company and a Participant, except when the difference of opinion relates to the entitlement to, or the amount of, or the method or timing of payment of a benefit affected by a Change of Control, in which event it shall be decided by judicial action; and

               (2) any question it deems advisable to determine in order to promote the uniform administration of the Plan for the benefit of all parties at interest; and

          (h) to delegate by written notice those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of the Plan.

     7.4 Committee Discretion. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review.

      7.5 Annual Statements. The Committee will cause each Participant to receive an annual (or more frequent, as determined by the Committee) statement as soon as administratively practicable after the conclusion of each Plan Year (or other more frequent reporting period, as applicable) containing the amounts deferred through that Plan Year (or other more frequent reporting period, as applicable) and the interest or earnings applicable to the deferred amounts.

     7.6 Reimbursement of Expenses. The Committee will serve without compensation for their services but will be reimbursed by the Company for all expenses properly and actually incurred in the performance of their duties under the Plan.


                                     ARTICLE VIII

                             AMENDMENT AND/OR TERMINATION

                                 AND CHANGE OF CONTROL

     8.1 Amendment or Termination of the Plan. The Board of Directors may amend or terminate this Plan at any time by an instrument in writing.

     8.2 No Retroactive Effect on Account. No amendment will affect the rights of any Participant to the amounts then standing to his credit in his Account in the Deferred Compensation Ledger, to change the method of calculating the rate of earnings under the Fund already accrued on amounts deferred by him prior to the date of the amendment. However, the Committee shall retain the right at any time to change in any manner the method of calculating the rate of earnings under the Fund on all amounts deferred by a Participant after the date of the amendment if it has been announced to the Participants.

     8.3 Effect of Change of Control. In the event a Change of Control of the Company, this Plan shall automatically terminate effective as of the Change of Control. The Accounts of each Participant shall be paid in accordance with the provisions of Section 8.4, as soon as administratively practicable following the Change of Control.

     8.4 Effect of Termination. If the Plan is terminated, all amounts deferred by Participants and credited to a Participant's Account remain vested under Article V, and earnings under the Fund will be applied to the Account in accordance with Section 4.3 as if the Participant were entitled to and did die on the date the Plan terminated. Distribution will be made to the Participant in accordance with Section 6.1 as if the Participant had died, as soon as administratively practicable in one lump sum payment to the Participant.


                                   ARTICLE IX

                                     FUNDING

     9.1 Payments Under This Agreement are the Obligation of the Company. The Company will pay the benefits due the Participants under this Plan; however should it fail to do so when a benefit is due, the benefit will be paid by the trustee of the Trust entered by and between the Company and the Trustee, should such a Trust be established. In any event, if the Trust, should such a Trust be established, fails to pay for any reason, the Company remains liable for the payment of all benefits provided by this Plan.

     9.2 Agreement May Be Funded Through Rabbi Trust. It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, contribute any amount it finds desirable to a so-called "Rabbi Trust," established to accumulate assets sufficient to fund the obligations of the Company under this Plan. However, under all circumstances, the rights of the Participants to the assets held in the Trust will be no greater than the rights expressed in this agreement. Nothing contained in any trust agreement which creates any funding trust or trusts will constitute a guarantee by the Company that assets of the Company transferred to that trust or those trusts will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt. Any trust agreement prepared to fund the Company's obligations under this agreement must specifically set out these principles so it is clear in that trust agreement that the Participants in this Plan are only unsecured general creditors of the Company in relation to their benefits under this Plan.

     9.3 Participants Must Rely Only on General Credit of the Company. It is also specifically recognized by both the Company and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the Company for the fulfillment of its obligations hereunder. Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in this agreement. Nothing contained in this agreement will constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of the Company. Though the Company may establish and may fund a Rabbi Trust, as indicated in Section 9.2, to accumulate assets to fulfill its obligations, the Plan and any such trust will not create any lien, claim, encumbrance, right, title or other interest of any kind whatsoever in any Participant in any asset held by the Company, contributed to any such trust or otherwise designated to be used for payment of any of its obligations created in this agreement. No specific assets of the Company have been or will be set aside, or will in any way be transferred to any trust or will be pledged in any way for the performance of the Company's obligations under this Plan which would remove such assets from being subject to the general creditors of the Company.


                                   ARTICLE X

                                 MISCELLANEOUS

     10.1  Limitation of Rights.  Nothing in this Plan will be construed:

          (a) to give any non-employee member of the Board of Directors any right to be designated a Participant in the Plan;

          (b) to give a Participant any right with respect to the compensation deferred or the interest credited in the Deferred Compensation Ledger, except in accordance with the terms of this Plan; or

          (c) to give a Participant or any other person claiming through him any interest or right under this Plan other than that of any unsecured general creditor of the Company.

     10.2 Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

     10.3 Nonalienation of Benefits. No right or benefit provided in this Plan will be transferable by the Participant except, upon his death, to a named Beneficiary as provided in this Plan. No right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under this Plan will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit will, in the discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

     10.4 Reliance Upon Information. The Committee will not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company's legal counsel, the Company's independent accountants or other advisors in connection with the administration of this Plan will be deemed to have been taken in good faith.

     10.5 Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

     10.6 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

     10.7 Gender and Number. Words used in this Plan of one gender are to be construed as though they were also used in another gender in all cases where they would so apply and likewise words in the singular or plural are to be construed as though they also included the other in all cases where they would so apply.

     10.8 Governing Law. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.

     10.9 Effective Date. This amendment and restatement of the Plan will be operative and effective on June 1, 1999.

     IN WITNESS WHEREOF, the Company has executed this document on this 20th day of April, 1999, as authorized by the Board of Directors of the Company on the 8th day of January, 1999.

                          LUBY'S, INC.

                          LAURA M. BISHOP
                      By ____________________________


                          Senior Vice President and Chief Financial Officer
                   Title __________________________________________________